UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2015

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 2000

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Performance Bonus Plan

On March 10, 2015, the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”) and the Compensation Committee of the Board jointly approved the performance targets and the potential bonus payouts for the Company’s named executive officers for the current fiscal year ending January 30, 2016 (“Fiscal 2015”) under the Five Below, Inc. Performance Bonus Plan (the “Performance Bonus Plan”).

For Fiscal 2015, the Compensation Committee determined that the Company’s named executive officers will be entitled to receive an annual cash bonus under the Performance Bonus Plan based on the Company’s performance against certain metrics described below.

For Thomas G. Vellios, the Executive Chairman, Joel D. Anderson, the Chief Executive Officer and Kenneth R. Bull, the Chief Financial Officer, the annual cash bonus will be comprised of two components:

•	75% based on the Company’s achievement of adjusted operating income targets; and

•	25% based on the Company’s achievement of net sales targets.

Adjusted operating income is defined as the Company’s operating income, adjusted to exclude: (i) all expenses (net of reimbursements) incurred as part of a public offering of the Company’s securities, whether by the Company or by selling shareholders or both; (ii) expenses incurred related to acquisition transaction costs; (iii) income/expense incurred due to a change in accounting principles; (iv) external expenses incurred during the start-up period (covering all periods up to the first day that sales are generated) for any “new business venture”; and (v) any other adjustments that may be approved by the Compensation Committee. A new business venture is any business that is not the Company’s brick and mortar business operated under the Five Below name and located in the United States of America. A new business venture shall include, without limitation, an on-line business, any business located outside of the United States of America, and any business operating under a name other than Five Below.

With respect to each of the metrics, a cash bonus can be earned at three different achievement levels described below. Mr. Vellios’ bonus opportunity is 20% of base salary for threshold performance and 50% of base salary for target and maximum performance. Mr. Anderson’s bonus percentages are 40% of base salary for threshold performance, 100% of base salary for target performance and 120% of base salary for maximum performance. Mr. Bull’s bonus percentages are 20% of base salary for threshold performance, 50% of base salary for target performance and 60% of base salary for maximum performance.

The cash bonuses will be interpolated proportionately to determine the amount of bonuses deliverable for any attainment of a performance goal that is between the applicable threshold and the target levels or between the target and the maximum levels. At its discretion, the Compensation Committee may withhold any or all of a named executive officer’s bonus based on the Compensation Committee’s evaluation of such individual’s performance.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 10, 2015, the Board approved an amendment (the “Amendment”) to the bylaws of the Company (the “Bylaws”) to include an exclusive forum provision. The Amendment, which became effective upon the Board’s approval, selects the state or federal courts located within the County of Philadelphia in the Commonwealth of Pennsylvania as the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to, or involving any application, interpretation, enforcement or determination of the validity of, any provision of the Pennsylvania Associations Code, the Pennsylvania Business Corporation Law of 1988, as amended, or the articles of incorporation of the Company (the “Charter”) or Bylaws of the Company, (iv) any action or proceeding relating to dissenters rights, (v) any action or proceeding relating to judicial supervision of corporate action, (vi) any action or proceeding relating to registered corporations, or (vii) any action asserting a claim peculiar to the relationships between or among the Company and its officers, directors, and shareholders, or otherwise governed by or involving the internal affairs doctrine. In each case, the exclusive forum provision will only apply to actions and proceedings brought after the adoption of the Amendment.

The Board believes that the exclusive forum provision is in the best interests of the Company because, among other reasons, it will focus any future litigation covered by the provision in one jurisdiction, avoiding the unnecessary risk, uncertainty and expense from concurrent multi-jurisdictional litigation. The provision does not preclude any type of legal actions against the Company or its directors or officers or other employees or limit or adversely impact any property right vested in the Company’s shareholders; rather, it directs certain legal actions to a single jurisdiction, with the goal of securing a more efficient and effective resolution of those legal actions.

On March 10, 2015, the Board also approved the amendment and restatement of the Charter and the Bylaws to implement a majority voting standard in the uncontested election of directors. The implementation of the majority voting standard is subject to and will become effective upon shareholder approval of the amendment and restatement of the Charter and the Bylaws at the 2015 annual meeting of shareholders and, if approved as required, it will be applicable starting with the 2016 annual meeting of shareholders.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, the amended and restated Charter and the amended and restated Bylaws of the Company, copies of which are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to Bylaws of Five Below, Inc., effective March 10, 2015.

3.2	Proposed Amendments to Articles of Incorporation of Five Below, Inc., subject to shareholder approval.

3.3	Proposed Amendments to Bylaws of Five Below, Inc., subject to shareholder approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2015	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws of Five Below, Inc., effective March 10, 2015.

3.2	Proposed Amendments to Articles of Incorporation of Five Below, Inc., subject to shareholder approval.

3.3	Proposed Amendments to Bylaws of Five Below, Inc., subject to shareholder approval.